Exhibit 10.25

CONCEPTS II BUILDING

FOURTH AMENDMENT

TO

LEASE AGREEMENT

between

LINCOLN COMMERCE CENTER PROPERTIES, LLC

LANDLORD

and

ALLSCRIPTS, LLC.

TENANT

AMENDED LEASE SUMMARY SHEET

Effective as of January 1, 2005

DATE OF THIS AMENDMENT:	May 20, 2004

DATE OF THIRD AMENDMENT:	February 1, 2004

DATE OF SECOND AMENDMENT:	September 30, 2002

DATE OF FIRST AMENDMENT:	December 31, 1999

DATE OF LEASE:	October 15, 1996

TENANT:	Allscripts, LLC

BUILDING:	Concepts II, 2401 Commerce Drive Libertyville, Illinois 60048

LEASED PREMISES:	Rentable Square Feet – 61,955 square feet

COMMENCEMENT DATE:	April 1, 1997

TERMINATION DATE:	June 30, 2009

FIXED RENT FOR REDUCED LEASED PREMISES:	From January 1, 2005 to June 30, 2009
	1/1/05 to 6/30/05	$49,822.14 per month
	7/1/05 to 6/30/06	$52,403.60 per month
	7/1/06 to 6/30/07	$54,985.06 per month
	7/1/07 to 6/30/08	$67,566.52 per month
	7/1/08 to 6/30/09	$61,438.71 per month

TAXES & OPERATING EXPENSES:	Tenant’s share is 77.72%

ELECTRICITY AND GAS FOR HVAC:	Separately Metered to Tenant

ELECTRICITY FOR LIGHTING & OUTLETS:	Separately Metered to Tenant

PERMITTED USES:	Warehousing, Industrial and Office Uses

SECURITY DEPOSIT:	None

The Amended Lease Summary is for informational purposes only. In the event any information in this Amended Lease Summary is in conflict with any provision in the Lease As Amended, the Lease As Amended shall prevail.

TABLE OF ARTICLES

		PAGE
I	Defined Terms	1

II	Reduced Leased Premises	1

III	Reduced Fixed Rent	2

IV	Contraction Fee	2

V	New Prorata Share	3

VI	Uncured Event of Default	3

VII	Modifications and Construction	3

VIII	Parking Dedicated to the Released Premises	3

IX	Remaining Provisions of Lease	4

EXHIBITS

#1	Total Area Released
#2	Dedicated Parking
#3	Restated Estoppel Certificate

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the “Fourth Amendment”), is made and entered into this 20th day of May 2004 (the “Effective Date”) by LINCOLN COMMERCE CENTER PROPERTIES, LLC, an Illinois limited liability company (“Landlord”), and ALLSCRIPTS, LLC., a Delaware limited liability company (“Tenant”), and hereby amends a Lease Agreement entered into between the parties on October 15, 1996 (the “Lease Agreement”), amended on December 31, 1999 (the “First Amendment”), on September 30, 2002 (the “Second Amendment”), and on February 1, 2004 (the “Third Amendment’) (the Lease Agreement and the First, Second and Third Amendments are collectively referred to as the “Lease”) (this Fourth Amendment and the Lease are collectively referred to as the “Lease As Amended”).

WHEREAS, Landlord is the owner of a single story industrial building totaling approximately 79,715 square feet (the “Building”). The Building is commonly known as Concepts II, and has a common address of 2401 Commerce Drive, Libertyville, Illinois 60048, and is located in the industrial park known as Lincoln Commerce Center;

WHEREAS, the Tenant is leasing from the Landlord the entire Building (the “Leased Premises”) pursuant to the Lease;

WHEREAS, pursuant to Article IV “Contraction of Leased Premises” of the Second Amendment, the Tenant had the right to reduce the Leased Premises by up to 30,000 square feet; and

WHEREAS, the Tenant has elected to reduce the Leased Premises by 17,760 square feet.

NOW THEREFORE it is agreed to amend the Lease as follows:

ARTICLE I

DEFINED TERMS

The Lease provides for various special references and/or definitions of certain terms or words. All such references and/or definitions, provided they are not in conflict with those terms and words defined herein, are incorporated in this Fourth Amendment.

ARTICLE II

REDUCED LEASED PREMISES

The parties hereby acknowledge and agree that on March 31, 2004, the Tenant properly and effectively served notice on the Landlord of its election to reduce the Leased Premises from 79,715 square feet to 61,955 square feet effective as of January 1, 2005; all pursuant to and in accordance with Article IV “Contraction of Leased Premises” in the Second Amendment. The portion of the Leased Premises being released from the terms of this Lease As Amended, is a total of 17,760 square feet (the “Released Premises”) is described and depicted in Exhibit #1, attached hereto and made a part hereof. Therefore, effective as of January 1, 2005, the remaining Leased Premises (the “Reduced Leased Premises”) shall become 61,955 square feet (the “Reduced Rentable Square Feet”).

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ARTICLE III

REDUCED FIXED RENT

The Tenant shall continue to pay the New Fixed Rent for the period from the Effective Date through December 31, 2004, as provided in Article III “New Fixed Rent and New Fixed Rent during the Extended Term” in the Second Amendment (the “New Fixed Rent”). Effective as of January 1, 2005, the New Fixed Rent is hereby voided and held for naught, and the following substituted therefor:

Subject to the terms and conditions of the Lease As Amended and in consideration hereof, and for the portion of the Extended Term from January 1, 2005 through June 30, 2009, the Landlord and the Tenant agree that the Tenant is obligated to pay the Landlord the sum of Three Million, Fifteen Thousand, Six Hundred Fifty Nine and 52/100 Dollars ($3,015,659.52) (“Reduced Fixed Rent”), in Fifty Four (54) monthly installments payable in advance on the first day of each month as follows:

A. For the Six (6) month period from January 1, 2005 to June 30, 2005 inclusive—Six (6) monthly installments of Forty Nine Thousand Eight Hundred and Twenty Two and 14/100 Dollars ($49,822.14) ($9.65 per square foot);

B. For the Twelve (12) month period from July 1, 2005 to June 30, 2006 inclusive—Twelve (12) monthly installments of Fifty Two Thousand Four Hundred and Three and 60/100 Dollars ($52,403.60) ($10.15 per square foot);

C. For the Twelve (12) month period from July 1, 2006 to June 30, 2007 inclusive—Twelve (12) monthly installments of Fifty Four Thousand Nine Hundred and Eighty Five and 06/100 Dollars ($54,985.06) ($10.65 per square foot);

D. For the Twelve (12) month period from July 1, 2007 to June 30, 2008 inclusive—Twelve (12) monthly installments of Fifty Seven Thousand Five Hundred and Sixty Six and 52/100 Dollars ($57,566.52) (11.15 per square foot); and

E. For the Twelve (12) month period from July 1, 2008 to June 30, 2009 inclusive—Twelve (12) monthly installments of Sixty One Thousand Four Hundred and Thirty Eight and 71/100 Dollars ($61,438.71) ($11.90 per square foot).

Reduced Fixed Rent and Additional Rent and/or other payments reserved and required under the Lease As Amended are collectively referred to as the “Rental”. Unless as otherwise specifically provided or hereafter otherwise designated, all monthly installments of Rental shall be paid in advance on the first day of each and every calendar month of the Extended Term to Landlord’s agent, Lincoln Atrium Management Company, 59 West Seegers Road, Arlington Heights, Illinois 60005, or to such other agent or at such other place as Landlord may from time to time hereafter designate in writing. All Rental shall be paid by Tenant to Landlord without notice or demand, and without abatement, deduction, counterclaim or set off of any kind.

ARTICLE IV

CONTRACTION FEE

The Tenant is obligated to pay to the Landlord the sum of One Hundred and Twelve Thousand, Four Hundred and Seventy Four and 08/100 Dollars ($112,474.08), which is the Contraction Fee due and

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computed in accordance with Article IV C of the Second Amendment. The Contraction Fee is due and payable to the Landlord ten (10) days after the Effective Date.

ARTICLE V

NEW PRORATA SHARE

Effective as of January 1, 2005, the New Prorata Share (as defined in Article III of the Lease Agreement and Article V J of the Second Amendment) is hereby reduced to Seventy Seven Point Seven Two Percent (77.72%), (the “New Prorata Share”). Therefore on and after January 1, 2005 and for the balance of the Extended Term, the Tenant shall be pay to the New Prorata Share (or 77.72%) of Additional Rent. Both parties hereto agree and acknowledge that there is no common area in the Building.

ARTICLE VI

UNCURED EVENT OF DEFAULT

In the event the Tenant commits an uncured Event of Default between the Effective Date and January 1, 2005, the right to reduce the Leased Premises shall terminate and be of no force and effect and the Landlord shall have the right to retain the Contraction Fee, and apply same to Rental then due or becoming due in the future and/or to damages resulting from said Event of Default.

ARTICLE VII

MODIFICATIONS AND CONSTRUCTION

A. The Landlord, at its cost, shall construct demising walls from the floor to the underneath portion of the roof in the shipping and receiving area, as described and depicted in Exhibit #1. At the Landlord’s option, said demising wall can be concrete block up to a height of ten (10) feet and then wire fencing for the remainder of the height of the wall. The portion of the wall facing the Reduced Leased Premises shall be unfinished concrete block and wire fencing.

B. The Landlord shall construct and pay for the installation of a demising wall between the remaining Reduced Leased Premises and the Released Premises; however the Tenant shall reimburse the Landlord for the reasonable cost of constructing approximately forty (40) lineal feet of said demising wall (the “Tenant’s Construction Costs”). The parties agree that the Tenant’s Construction Costs is Five Thousand and 00/100 Dollars ($5,000.00) (estimated at $125 per lineal foot), which is due and payable from the Tenant at the same time as the Contraction Fee. Failure of the part of the Tenant to pay the Tenant’s Construction Cost on said date shall constitute an Event of Default by the Tenant of this Lease As Amended.

ARTICLE VIII

PARKING DEDICATED TO THE RELEASED PREMISES

Effective as of January 1, 2005, the Tenant agrees that the area of the parking lot of the Building, as described and depicted in Exhibit #2, which is attached hereto and made a part hereof, shall be exclusively dedicated to parking for the benefit of the Released Premises only (the “Dedicated Parking Area”). The Tenant, its agents, employees and invitees, are restricted from parking any vehicles whatsoever in the Dedicated Parking Area. The Landlord shall have the right to post appropriate signage in the Dedicated Parking Area; and take all reasonable steps and procedures to enforce the said parking restrictions, including, but not limited to towing violators. However if the Landlord has reasonably grounds to believe that the violator is a employee or invitee of the Tenant, prior written notice shall be

3

given to the Tenant describing the make of the vehicle and the license plate. If the violator continues to park in the Dedicated Parking Area, the Landlord shall have the right to tow the violator without any further notice.

The Landlord agrees it will take all reasonable steps and procedures to restrain the occupants of the Released Premises from parking in any area of the parking lot, other than in the Dedicated Parking Area.

ARTICLE IX

REMAINING PROVISIONS OF LEASE

On and after January 1, 2005, the Estoppel Certificate (Exhibit B of the First Amendment) will be hereby restated as set forth in Exhibit #3, attached hereto and made a part hereof.

All other provisions, terms and conditions of the Lease, not in conflict with the provisions, terms and conditions of this Fourth Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, we have set our hands and seal to this Fourth Amendment, of four (4) pages, this page included, the day and year first above written.

LANDLORD: LINCOLN COMMERCE CENTER PROPERTIES, LLC, an Illinois limited liability company

/s/ Lincoln Commerce Center Properties, LLC
Authorized Member

TENANT: ALLSCRIPTS, LLC, a Delaware limited liability company

/s/ Lee Shapiro
Secretary	President

4

LANDLORD’S ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF COOK

I,                     , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT Peter M. Tsolinas, personally known to me to be an authorized Member of LINCOLN COMMERCE CENTER PROPERTIES, LLC, and known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument pursuant to the direction of the said company, for the uses and purposes therein set forth.

Given under my hand and notarial seal this          day of May 2004

Notary Public

My commission expires                      .

TENANT’S ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF LAKE

I,                     , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT                      personally known to me to be the President of ALLSCRIPTS, LLC, a Delaware limited liability company, and                      , personally known to me to be the              Secretary of said corporation and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as President and Secretary of said corporation, and caused the corporate seal to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

Given under my hand and notarial seal this          day of May 2004

Notary Public

My Commission expires:                     .

RESTATED ESTOPPEL CERTIFICATE

(For Use On and after January 1, 2005)

The undersigned, ALLSCRIPTS, LLC, a Delaware limited liability company, hereby certifies that it is the Tenant under a certain Lease Agreement dated October 15, 1996, amended December 31, 1999 September 30, 2002, February 1, 2004 and May 20, 2004 (collectively the “Lease As Amended”) with LINCOLN COMMERCE CENTER PROPERTIES, LLC, which Lease leases to Tenant, 61,955 square feet of office/warehouse space (“Reduced Leased Premises”) at the Concepts II Building, Libertyville, Illinois (“Building”).

The Tenant hereby further certifies as to the following:

1. That the Lease As Amended is in full force and effect and has not been modified, altered, or amended other than as set forth in the Amendments described above;

2. That possession of the Reduced Leased Premises (61,955 square feet) had been accepted by the Tenant;

3. That the Term of the Lease commenced on April 1, 1997, and ends on June 30, 2009;

4. That the Rentable Square Feet of the Reduced Leased Premises is 61,955;

5. That the Reduced Fixed Rent due from Tenant for the Term from January 1, 2005 to June 30, 2009, is to be paid in 54 Monthly Payments, as follows:

1/1/05 to 6/30/05	$49,822.14 per month
7/1/05 to 6/30/06	$52,403.60 per month
7/1/06 to 6/30/07	$54,985.06 per month
7/1/07 to 6/30/08	$57,566.52 per month
7/1/08 to 6/30/09	$61,438.71 per month

6. That the Tenant is obligated to pay 77.72% of the Taxes and Operating Expenses of the Building, as Additional Rent;

7. That the Tenant has accepted and is in possession of the Reduced Leased Premises; that any Tenant Improvements to the Reduced Leased Premises, required by the terms of the Lease As Amended to be made by the Landlord, have been completed to the satisfaction of the Tenant;

8. That there are no payments, credits, or concessions required to be made or granted by Landlord to Tenant in connection with the Lease As Amended, which have not been paid or fulfilled, so that the Landlord has no obligations or liabilities with respect thereto;

9. That no Rental or any other charges due under the Lease As Amended have been paid more than thirty (30) days in advance of the date hereof;

10. That the Lease As Amended, the Reduced Leased Premises or any portion thereof, have not been assigned or sublet, by operation of law or otherwise;

11. That, to the best of Tenant’s knowledge, (a) there has been no Event of Default or breach under the Lease As Amended, by either the Tenant or the Landlord, and (b) no event has occurred which, with the giving of Notices, or the passage of time, or both, could result in an Event of Default or breach under the Lease As Amended;

12. That the Tenant, as of the date hereof, does not have any right, charge, claim, lien, or right of set-off, under the Lease As Amended and/or against the Landlord, other than as stated in the Lease As Amended;

13. That the Lease, dated October 15, 1996, consists of 31 Pages and the following Exhibits:

Exhibit A - Legal Description

Exhibit B - Site Plan

Exhibit C - Tenant Plans

Exhibit D - Contract Prices and Estimates

Exhibit E - Protective Covenants

Exhibit F - Estoppel Certificate

The First Amendment to Lease, dated December 31, 1999, consists of 6 pages and the following Exhibits:

Exhibit A - Site Plan

Exhibit B - Restated Estoppel Certificate

The Second Amendment to Lease, dated September 30, 2002, consists of 6 pages and the following Exhibit:

Exhibit A – Restated Estoppel Certificate

The Third Amendment to Lease, dated February 1, 2004, consists of 3 pages and no Exhibits.

Exhibit A – Restated Estoppel Certificate

The Fourth Amendment to Lease, dated May 20, 2004, consists of 4 pages and the following Exhibits:

Exhibit #1 - Total Area Released

Exhibit #2 - Dedicated Parking Area

Exhibit #3 – Restated Estoppel Certificate

14. That there are no agreements between the Landlord and the Tenant other than as stated and provided in the above described Lease, Lease Amendments and their respective Exhibits;

15. That exceptions to the above statements 1 to 14 are set forth hereinafter (if none, state none):

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

16. That this certificate is being made to:                                                      and said party may rely on the truthfulness of the statements set forth herein.

This Estoppel Certificate is dated this          day of                      20         .

TENANT: ALLSCRIPTS, LLC, a Delaware limited liability company

Secretary	President
EXHIBIT #3

COMMERCE DRIVE
90 cars
ONE STORY OFFICE/WAREHOUSE
EXHIBIT # 2
DEDICATED PARKING
90 STALLS
DETENTION POND
WINCHESTER ROAD
SITE PLAN
STOP
A
B
C
Sign Post Detail
Sign Legend

Insert 2

Specific risks include, but are not limited to, risks relating to:

•

Patient Information. As part of the operation of our business, our customers provide to us patient-identifiable medical information related to the prescription drugs that they prescribe and other aspects of patient treatment. Government and industry legislation and rulemaking, especially the Health Insurance Portability and Accountability Act of 1996 (HIPAA), and standards and requirements published by industry groups such as the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), require the use of standard transactions, standard identifiers, security and other standards and requirements for the transmission of certain electronic health information. New national standards and procedures under HIPAA include the “Standards for Electronic Transactions and Code Sets” (the Transaction Standards); the “Security Standards” (the Security Standards); and “Standards for Privacy of Individually Identifiable Health Information” (the Privacy Standards). The Transaction Standards require the use of specified data coding, formatting and content in all specified “Health Care Transactions” conducted electronically. The Security Standards require the adoption of specified types of security for health care information. The Privacy Standards grant a number of rights to individuals as to their identifiable confidential medical information (called Protected Health Information) and restrict the use and disclosure of Protected Health Information by Covered Entities. Generally, the HIPAA standards directly affect Covered Entities, defined as “health care providers, health care payers, and health care clearinghouses.” We have reviewed our activities and believe that we are a covered entity under HIPAA to the extent that we maintain a “group health plan” for the benefit of our employees. Such a plan, even if not a separate legal entity from us as its sponsor, is included in the HIPAA definition of covered entities. We have taken steps we believe to be appropriate and required to bring our group health plan into compliance with HIPAA. We believe that we are not a covered entity as a health care provider or as a health care clearinghouse; however, the definition of a health care clearinghouse is broad, generally encompassing companies that process or facilitate the processing of health information received from another entity in a non-standard format or containing nonstandard data content into standard elements or a standard transaction or vise-versa and there is, as yet, little interpretive guidance from the HIPAA regulators on this point. Accordingly, we cannot offer any assurance that we could not be considered a health care clearinghouse under HIPAA or that, if we are determined to be a healthcare clearinghouse, the consequences would not be material and adverse to our business and operations. In addition, the Privacy Standards affect third parties that create or access Protected Health Information in order to perform a function or activity on behalf of a Covered Entity. Such third parties are called “Business Associates.” Covered Entities must have a written “Business Associate Agreement” with such third parties, containing specified written “satisfactory assurances” that the third party will safeguard Protected Health Information that it creates or accesses and will fulfill other material obligations to support the covered entity’s own HIPAA compliance. Most of our customers are Covered Entities and we function in many of our relationships as a business associate of those customers. We would face liability under our Business Associate Agreements, as it would under any other contractual agreement, if we do not comply with our business associate obligations. In addition, the federal agencies with enforcement authority have taken the position that a covered entity can be subject to HIPAA penalties and sanctions for a breach of a business associate agreement. The penalties for a violation of HIPAA by a covered entity are significant and could have a material adverse impact upon us, were such penalties ever to be imposed. Additionally, Covered Entities will be required to adopt a unique standard National Provider Identifier (NPI), for use in filing and processing health care claims and other transactions. Subject to the discussion set forth above, we believe that the principal effects of HIPAA are, or will be, first, to require that our systems be capable of being operated by our customers in a manner that is compliant with the various HIPAA standards and, second, to require us to enter into and comply with Business Associate Agreements with our Covered Entity customers. For most Covered Entities, the deadlines for compliance with the Privacy Standards and the Transaction Standards occurred in 2003. Covered Entities must be in compliance with the Security Standards by April 20, 2005, and must use

N PIs in standard transactions no later than the compliance dates, which are May 23, 2007, for all but small health plans and one year later for small health plans. We have policies and procedures that we believe assure compliance with all federal and state confidentiality requirements for handling of Protected Health Information that we receive and with our obligations under Business Associate Agreements, subject to the discussion of HIPAA above. In particular, we believe that our systems and products are capable of being used by our customers in compliance with the Transaction Standards and are, or will be, capable of being used by our customers in compliance with the Security Standards and the NPI requirements. If, however, we do not follow those procedures and policies, or they are not sufficient to prevent the unauthorized disclosure of confidential medical information, we could be subject to liability, fines and lawsuits, termination of our customer contracts, or our operations could be shut down. Moreover, because all HIPAA Standards are subject to change or interpretation and because certain other HIPAA Standards, not discussed above, are not yet published, we cannot predict the future impact of HIPAA on our business and operations. In the event that the Privacy Standards and other HIPAA compliance requirements change or are interpreted in a way that requires material change to the way in which we do business, it could have a material adverse effect on our business, results of operations and prospects. Additionally, certain state laws are not pre-empted by the HIPAA Standards and may impose independent obligations upon our customers or us. Additional legislation governing the acquisition, storage, and transmission or other dissemination of health record information and other personal information, including social security numbers, has been proposed at both the state and federal level. Such legislation may require holders of such information to implement additional security, reporting or other measures that may require substantial expenditures and may impose liability for a failure to comply with such requirements. In many cases, such proposed state legislation includes provisions that are not preempted by HIPAA. There can be no assurance that changes to state or federal laws will not materially restrict the ability of providers to submit information from patient records using our products and services.